SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 18, 1998

SABA PETROLEUM COMPANY (Exact name of registrant as specified in charter)

Delaware       1-12322             47-0617589
========================================================
(State or      (Commission         (IRS Employer
other          File Number)        Identification No.)
jurisdiction
of incorporation)

3201 Airpark Drive Suite 201, Santa Maria, CA                    93455
(Address of principal executiove offices)                   (Zip Code)

Registrant's telephone number, including area code:    (805) 347-8700

(Former name or former address, if changed since last report) Not Applicable

Item  1     Changes in Control of Registrant

            Not Applicable

Item  2     Acquisition or Disposition of Assets

            Not Applicable

Item  3     Bankruptcy or Receivership

            Not Applicable

Item  4     Changes in Registrant's Certifying Accountant

            Not Applicable


Item  5     Other Material Events

                  Proposed Combination With Omimex Recourses, Inc.

                  On March 18, 1998, the Company entered into a preliminary agreement with Omimex Resources, Inc., a privately held Fort Worth, Texas oil and gas company ("Omimex"), which operates a substantial portion of Company's producing properties, to enter into a business combination ("Agreement"). At the date of this report, all of the details of the business combination have not been fully negotiated. However, the principle features of the combination would be that all of the assets of the Company, save its California operations, would be combined with the assets of Omimex, with the Company being the surviving corporation. Since entering into the Agreement, Omimex has indicated an interest that the Company include its Indonesian operations in the proposed combination, and this inclusion is under negotiations. The economic terms of the transaction would be to issue common shares to the shareholders of Omimex on a basis proportionate to the respective net asset values of the two companies, determined by replacing the account for properties on the respective balance sheets by the present worth, calculated at a ten percent discount, of the proved reserves of the apposite company and adjusting that number by other assets and liabilities. Credit would also be given for oil and gas properties deemed to have exploration or development potential. Should definitive agreements be obtained and the combination consummated, it is expected that the Company will issue a number of shares to the holders of Omimex stock such that such holders will own in excess of fifty but less than sixty percent of the outstanding stock of the Company. Management of Omimex would become management of the Company, which would be headquartered in Fort Worth, Texas. The Company's California operations would be held by Saba Petroleum, Inc., an existing subsidiary, the shares of which would be distributed proportionately to the Company's shareholders immediately prior to the consummation of the business combination. Structuring of the transaction is in the preliminary stage and far from fully negotiated. Consummation of the transaction would require shareholder approval, various governmental approvals and agreement on various matters which are yet unresolved. Closing of the transaction is expected to take approximately three months.

         Except for historical information contained herein, the statements in this report are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, definitive agreements mutually agreed upon and executed by the Company and Omimex by April 15, 1998; issuance of respective fairness opinions to the Company and to Omimex from advisors of their choice that the transaction is fair to each other; divestiture by the Company of all of its California and Indonesian assets and receipt by the Company of an opinion of counsel of the Company's choice that such divestiture will not be treated as a dividend taxable upon receipt to the shareholders of the Company; receipt by the Company and Omimex of an opinion from their respective counsel that the transaction will be treated as a reorganization under section 368(a) of the Internal Revenue Code and that neither corporation nor its shareholders shall recognize income as a consequence thereof; approval of the transaction by the shareholders of the Company; approval for listing on the American Stock Exchange, upon official notice of issuance, of the shares of stock to be issued to the shareholders of Omimex in the transaction; and receipt of all material governmental approvals requisite to the consummation of the transaction.

                  The terms and  conditions  of the  Agreement  are set forth in
Exhibit 10.1 to this report and reference is hereby made to such exhibit for the complete terms and conditions of the Agreement; the statements in this report are qualified in their entirety by reference to such exhibit.

Item  6     Resignation of Registrant's Directors

            Not Applicable


Item  7     Financial Statements and Exhibits

10.1 Preliminary Agreement To Enter Into A Business Combination dated March 18, 1998 by and among the Company and Omimex Resources, Inc.

10.2 Press Release announcing the Proposed Combination between the Company and Omimex Resources, Inc. dated March 18, 1998

Item  8     Change in Fiscal Year

            Not Applicable

Item  9     Sales of Equity Securities Pursuant to Regulation S

            Not Applicable

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SABA PETROLEUM COMPANY
Date: March 30, 1998   By:/s/ Ilyas Chaudhary
                               Chief Executive Officer

Date: March 30, 1998   By: /s/Walton C. Vance
                                Chief Financial Officer